UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) – March 1, 2018 (February 23, 2018)

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina		28277
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)	Adoption of Form of Award Agreement

On February 23, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Extended Stay America, Inc. (“Extended Stay”), in connection with the award of restricted stock units (“RSUs”) to employees of Extended Stay (including its named executive officers), approved a new form of restricted stock unit award agreement under the Extended Stay America, Inc. Amended and Restated Long-Term Incentive Plan (the “Extended Stay Plan”), which form is included as Exhibit 10.1 to this Current Report on Form 8-K (the “Award Agreement”). The awards of RSUs granted to Extended Stay’s and ESH Hospitality, Inc.’s named executive officers on February 23, 2018 are set forth in the table below.

Name & Position	Time-Based Restricted Stock Units	TSR Performance Restricted Stock Units
Jonathan S. Halkyard, President and Chief Executive Officer	89,383	89,383
Kevin A. Henry, Executive Vice President and Chief Human Resources Officer	48,896	11,397
John Dent, General Counsel and Corporate Secretary	10,870	10,869
James G. Alderman, Chief Asset Merchant	10,691	10,690
Howard J. Weissman, Controller and Chief Accounting Officer	1,936	1,937

A certain number of the RSUs granted are time-vesting RSUs (the “Time-Based RSUs”) and a certain number of the RSUs granted are performance-vesting RSUs (the “TSR Performance RSUs”) subject to performance-vesting conditions based on achievement of total shareholder return measured over a three-year period (the “TSR Targets”). The Award Agreement provides that (i) one-half (50%) of the Time-Based RSUs will vest on each of the first, second and third anniversaries of March 12, 2018 and (ii) the TSR Performance RSUs will vest on December 31, 2020, subject to achievement of specified TSR Targets as set forth in the Award Agreement. The number of TSR Performance RSUs that actually vest may be higher or lower than the number of TSR Performance RSUs set forth in the table above based on actual performance.

In the event of a termination of employment for any reason, all unvested Time-Based RSUs and unvested TSR Performance RSUs generally shall be forfeited without consideration as of the date of such termination. Notwithstanding the foregoing, in the event the grantee’s employment is terminated without Cause (as defined in the Extended Stay Plan) (x) and a Change in Control (as defined in the Extended Stay Plan) occurs within the Pre-CIC Period (as defined below), the grantee’s unvested Time-Based RSUs and unvested TSR Performance RSUs shall become fully vested upon such Change in Control; and (y) on the date of or during the two-year period following a Change in Control, all unvested Time-Based RSUs and unvested TSR Performance RSUs shall become vested on the date of such termination (with respect to each of (x) and (y), the TSR Performance RSUs to become vested at the target performance level). For purposes of the foregoing, the “Pre-CIC Period” is the period beginning on the date a grantee is terminated without cause and ending on the earlier of (i) the date that is six months following such termination and (ii) March 15th of the calendar year following the calendar year in which such termination occurs.

The Award Agreement also provides that if a grantee is an officer subject to reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, (i) and the grantee commits fraud or other intentional misconduct that necessitates a restatement of Extended Stay’s financial results or (ii) upon the occurrence of any event or circumstance set forth in any clawback policy implemented by Extended Stay (including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other applicable law), the grantee must reimburse Extended Stay for any paired shares received in excess of those that would have been issued in accordance with Extended Stay’s restated financial results or for any proceeds received upon the sale of such paired shares.

The foregoing description of the Award Agreement is qualified in its entirety by reference to the full text of the Award Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1†	Form of Extended Stay America, Inc. Amended and Restated Long-Term Incentive Plan 2018 Restricted Stock Unit Agreement (Time-Vesting & TSR Performance Vesting).

†	Management contract or compensatory plan or arrangement.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1†	Form of Extended Stay America, Inc. Amended and Restated Long-Term Incentive Plan 2018 Restricted Stock Unit Agreement (Time-Vesting & TSR Performance Vesting).

†	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: March 1, 2018	By:	/s/ John R. Dent
	Name:	John R. Dent
	Title:	General Counsel

ESH HOSPITALITY, INC.

Date: March 1, 2018	By:	/s/ John R. Dent
	Name:	John R. Dent
	Title:	General Counsel